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                                                                    EXHIBIT 99.1

                      MINDEN BUILDING AND LOAN ASSOCIATION
                                 415 MAIN STREET
                             MINDEN, LOUISIANA 71055
                                 (318) 377-0523

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                        To be held on ____________, 2002

     NOTICE IS HEREBY GIVEN that a Special Meeting of Members of Minden Building and Loan Association will be held at the __________________________________, at _____ a.m., Central Time, on ____________, 2002, to consider and vote upon:

          (1) The Plan of Reorganization ("Plan of Reorganization" or "Plan"), pursuant to which Minden Building and Loan Association will reorganize into the mutual holding company form of organization as a wholly owned subsidiary of a subsidiary holding company, which will become a majority-owned subsidiary of a mutual holding company; and other transactions provided for in the Plan, including the adoption of new articles of incorporation and bylaws for the Minden Building and Loan;

          (2) To adjourn the Special Meeting if necessary to solicit additional proxies; and

          (3) Such other business as may properly come before the Special Meeting or any adjournment hereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

     The Board of Directors has fixed _____________, 2002 as the record date ("Voting Record Date") for the determination of members of the Minden Building and Loan Association entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. Only those members of the Minden Building and Loan of record as of the close of business on the Voting Record Date will be entitled to vote at the Special Meeting or any postponement or adjournment thereof. The Plan of Reorganization must be approved by the affirmative vote of at least a majority of the amount of votes entitled to be cast at such Special Meeting. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be postponed or adjourned to permit further solicitation of the proxies. THE FOLLOWING PROXY STATEMENT AND THE PROSPECTUS ATTACHED HERETO CONTAIN A MORE DETAILED DESCRIPTION OF MINDEN BUILDING AND LOAN, MINDEN BANCORP, INC. AND THE PROPOSED REORGANIZATION.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR VOTE WILL BE COUNTED EVEN IF YOU ARE UNABLE TO ATTEND. FOR A DISCUSSION OF HOW TO REVOKE A PREVIOUSLY GRANTED PROXY, SEE "REVOCABILITY OF PROXIES" IN THE ATTACHED PROXY STATEMENT.

                                             By Order of the Board of Directors

                                             Russell A. Adams
                                             Secretary
Minden, Louisiana
_______________, 2002

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                                 PROXY STATEMENT
                                     FOR THE
                          SPECIAL MEETING OF MEMBERS OF
                      MINDEN BUILDING AND LOAN ASSOCIATION
                      TO BE HELD ON _________________, 2002

     THE OFFICE OF THRIFT SUPERVISION AND THE LOUISIANA OFFICE OF FINANCIAL INSTITUTIONS HAVE APPROVED THE PLAN OF REORGANIZATION SUBJECT TO ITS APPROVAL BY THE MEMBERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVALS DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF REORGANIZATION.

PURPOSE OF THE SPECIAL MEETING AND SUMMARY OF TRANSACTION

     This proxy statement, together with the accompanying prospectus of Minden Bancorp, Inc., constitutes the proxy statement for, and is being furnished to eligible members of, Minden Building and Loan Association in connection with the solicitation by the Board of Directors of proxies to be voted at the Special Meeting of Members of Minden Building and Loan to be held on ___________, 2002 at the ____________________________, Minden, Louisiana at ___ a.m., Central
Time, and at any adjournment thereof. The Special Meeting is being held for the purpose of considering and voting upon the Plan of Reorganization ("Plan of Reorganization" or "Plan"), and the transactions contemplated by and provided for in the Plan of Reorganization.

     Minden Building and Loan's Board of Directors unanimously adopted the Plan of Reorganization, pursuant to which it will be converted from a Louisiana-chartered mutual building and loan association to a Louisiana-chartered stock building and loan association and will become a wholly owned subsidiary of Minden Bancorp, Inc., a federally chartered corporation, which will become a subsidiary of Minden Mutual Holding Company, a federally chartered mutual holding company (the "Reorganization"). The Plan has been approved by the Office of Thrift Supervision (the "OTS") and the Louisiana Office of Financial Institutions ("OFI"), subject to, among other things, approval of the Plan by Minden Building and Loan's members at the Special Meeting.

     Following receipt of all required regulatory approvals, the approval of the members of Minden Building and Loan entitled to vote on the Plan of Reorganization, and the satisfaction of all other conditions precedent to the Reorganization, Minden Building and Loan will consummate the Reorganization. Following completion of the Reorganization, Minden Building and Loan in its stock form will continue to conduct its business and operations from the same office with the same personnel as it conducted prior to the Reorganization. The Reorganization will not affect the balances, interest rates or other terms of Minden Building and Loan's loans or deposit accounts, and the deposit accounts will continue to be issued by the Federal Deposit Insurance Corporation ("FDIC") to the same extent as they were prior to the Reorganization.

     Minden Bancorp expects to receive the approval of the OTS to become a savings and loan holding company and to own all of the common stock of Minden Building and Loan. Minden Bancorp intends to contribute at least 50% of the net proceeds of its stock offering to Minden Building and Loan.

     Under the Plan of Stock Issuance, nontransferable rights to subscribe for the shares of Common Stock have been granted, in order of priority, to (i) depositors of Minden Building and Loan with account balances of $50.00 or more as of the close of business on September 30, 2000, (ii) the Company's employee stock ownership plan, (iii) depositors of Minden Building and Loan with account balances of $50.00 or more as of the close of business on [MARCH 31, 2002], (iv) depositors of Minden Building and Loan as of the close of business on ______________, 2002 and (v) officers, directors and employees of Minden Building and Loan, subject to the limitations described in the attached prospectus (the "Subscription Offering"). In the event that there are any shares of common stock which are not sold in the Subscription Offering, Minden Bancorp anticipates that it will offer any such shares of common stock in a community offering (the "Community Offering"). If necessary, any shares of common stock not subscribed for in the Subscription Offering or purchased in the Community Offering will be offered to members of the general public in a syndicated community

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offering (the "Syndicated Community Offering"). (The Subscription Offering,
Community Offering and Syndicated Community Offering are referred to collectively as the "Offerings").

     VOTING IN FAVOR OF OR AGAINST THE PLAN OF REORGANIZATION INCLUDES A VOTE FOR OR AGAINST THE ADOPTION OF NEW ARTICLES OF INCORPORATION AND BYLAWS OF MINDEN BUILDING AND LOAN.

     VOTING IN FAVOR OF THE PLAN OF REORGANIZATION WILL NOT OBLIGATE ANY PERSON TO PURCHASE ANY COMMON STOCK.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN OF REORGANIZATION.

ADJOURNMENT OF SPECIAL MEETING

     Each proxy solicited hereby requests authority to vote for an adjournment of the Special Meeting, if an adjournment is deemed to be necessary. Minden Building and Loan may seek an adjournment of the Special Meeting for not more than 29 days in order to enable Minden Building and Loan to solicit additional votes in favor of the Reorganization in the event that such proposal has not received the requisite vote of members at the Special Meeting and has not received the negative votes of the holders of a majority of Minden Building and Loan's members. If Minden Building and Loan desires to adjourn the meeting with respect to the proposal, it will request a motion that the meeting be adjourned for up to 29 days with respect to such proposal (and solely with respect to such proposal), and no vote will be taken on such proposal at the originally scheduled Special Meeting. Each proxy solicited hereby, if properly signed and returned to Minden Building and Loan and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein on any proposal on which the Special Meeting was adjourned, and if no contrary instructions are given, for the proposal in question.

     An adjournment for up to 29 days would not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. Minden Building and Loan has no reason to believe that an adjournment of the Special Meeting will be necessary at this time.

     BECAUSE THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PLAN OF REORGANIZATION, AS DISCUSSED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT MEMBERS VOTE FOR THE POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING ON SUCH PROPOSALS.

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

     Depositors of Minden Building and Loan as of the close of business on _______, 2002 ("Voting Record Date") who continue to be depositors on the date of the Special Meeting or any adjournment thereof will be entitled to vote on the Plan of Reorganization. The Plan of Reorganization must be approved by the affirmative vote of at least a majority of the amount of votes entitled to be cast at such Special Meeting. The matter to adjourn the Special Meeting, if necessary, must be approved by the affirmative vote of a majority of the votes cast at the Special Meeting.

     Each eligible member will be entitled at the Special Meeting to cast one vote per $100, or fraction thereof, of the withdrawal value of all of his or her deposit accounts in Minden Building and Loan as of the Voting Record Date. No member may cast more than 50 votes at the Special Meeting. In general, accounts held in different ownership capacities will be treated as separate accounts for purposes of applying the 50 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in their own name, each person would be entitled to 50 votes for the separate account and they would together be entitled to cast 50 votes on the basis of the joint account. Minden Building and Loan's records indicate that as of the

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Voting Record Date, there were approximately ______ members entitled to cast a total of ___________votes at the Special Meeting.

     Deposits held in trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of [IRA ACCOUNTS] established at Minden Building and Loan, the beneficiary may direct the trustee's vote on the Plan of Reorganization by returning a completed proxy card to Minden Building and Loan. If no proxy card is returned, Minden Building and Loan, as trustee, will not vote on the adoption of the Plan of Reorganization on behalf of such beneficiary.

PROXIES

     Minden Building and Loan's members as of the Voting Record Date may vote at the Special Meeting or at any postponement or adjournment thereof in person or by proxy. Enclosed is a proxy card which may be used by any member to vote on the Plan of Reorganization and, if necessary, adjournment of the Special Meeting. All properly executed proxies received by Minden Building and Loan will be voted in accordance with the instructions as indicated on the proxies. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED FOR ADOPTION OF THE PLAN OF REORGANIZATION AND FOR ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY.

     A proxy may be revoked at any time before it is voted by filing written revocation of the proxy with the Secretary of Minden Building and Loan, by submitting a duly executed proxy bearing a later date or by attending and voting in person at the Special Meeting or any adjournment thereof. The presence of a member at the Special Meeting shall not revoke a proxy unless a written revocation is filed with the Secretary of Minden Building and Loan prior to the voting of the proxy. The proxies being solicited by the Board of Directors of Minden Building and Loan are only for use at the Special Meeting and at any adjournment thereof and will not be used for any other meeting.

SOLICITATION OF PROXIES AND TABULATION OF THE VOTE

     Proxies may be solicited by officers, directors or employees of Minden Building and Loan, by telephone or through other forms of communication without additional compensation. Minden Building and Loan has retained ________________ to provide proxy solicitation and vote tabulation services, to act as inspector of election and to provide financial and marketing advisory services for the Offerings, for a fee of $_______. Minden Building and Loan will bear all costs associated with proxy solicitation and vote tabulation.

REVIEW OF OTS ACTION

     Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of reorganization may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. ss.563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

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INCORPORATION OF INFORMATION BY REFERENCE

     Minden Bancorp's prospectus dated _______, 2002 is incorporated herein by reference. The prospectus sets forth a description of the Plan of Reorganization, the Plan of Stock Issuance and the related offering of common stock by Minden Bancorp under the caption "The Reorganization and Stock Issuance" beginning on page __. Such caption also describes the effects of the Reorganization on the members of Minden Building and Loan, including the tax consequences.

     Information regarding Minden Bancorp, Minden Building and Loan and Minden Mutual is set forth in the prospectus under the captions "Summary - Minden Bancorp, Inc.," "- Minden Building and Loan Association" and "- Minden Mutual Holding Company" on page __. The prospectus also describes the business and financial condition of Minden Building and Loan under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations of Minden Building and Loan," beginning on page __ and "Business of Minden Building and Loan," beginning on page __. The historical financial statements of Minden Building and Loan are included in the prospectus. See also "Selected Financial and Other Data" on pages ___ in the prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the Reorganization, the historical capitalization of Minden Building and Loan and the pro forma capitalization of Minden Bancorp, and other pro forma data are set forth in the prospectus under the captions "How Our Net Proceeds Will Be Used," on pages _____, "Our Capitalization," on pages ______, and "Pro Forma Data," on pages
_____. See "The Reorganization and Stock Issuance - Purposes of the Reorganization" and "-Effects of the Reorganization" in the prospectus for a discussion of the Board of Directors' reasons for the proposed Reorganization. As more fully discussed in the prospectus, the Board of Directors believes that the Plan of Reorganization is in the best interest of Minden Building and Loan, its members and the communities it serves.

     The prospectus also provides information regarding the names, ages, business experience and compensation of Minden Building and Loan's directors and executive officers, as well as the benefit plans and proposed employment agreements being adopted in connection with the Reorganization. See "Summary - Benefits to Management from the Offering" on pages ___ in the prospectus and "Management" on pages _______ in the prospectus.

     Because Minden Mutual will own a majority of Minden Bancorp, Minden Mutual will be able to control the outcome of most matters put to a vote of Minden Bancorp's stockholders. The prospectus discusses some of the possible risks associated with of the mutual holding company structure in "Risk Factors" beginning on page ___ of the prospectus.

AVAILABLE INFORMATION

     Minden Building and Loan has filed a Notice of Mutual Holding Company Reorganization on Form MHC-1, an Application for Approval of a Minority Stock Issuance on Form MHC-2 and an Application H-(e)1-S with the Office of Thrift Supervision and an Application for Conversion with the Louisiana Office of Financial Institutions with respect to the Reorganization. This proxy statement and the prospectus omit certain information contained in those applications. The applications may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the Midwest Regional Office of the Office of Thrift Supervision located at 225 East John Carpenter Freeway, Suite 500, Irving, Texas 75062-2731.

     Minded Bancorp has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered as part of the Reorganization. This proxy statement and the prospectus do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at the same address. In addition, the SEC maintains a web site that contains registration statements and other reports

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regarding registrants that file electronically with the SEC (such as Minden
Bancorp). The address of the SEC's web site is http://www.sec.gov. The statements contained in the prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.

     THE ATTACHED PROSPECTUS IS AN INTEGRAL PART OF THIS PROXY STATEMENT AND CONTAINS DETAILED INFORMATION ABOUT MINDEN BUILDING AND LOAN, MINDEN BANCORP, MINDEN MUTUAL, THE REORGANIZATION AND THE OFFERINGS. MEMBERS AS OF THE VOTING RECORD DATE ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY PRIOR TO SUBMITTING THEIR PROXIES.

     THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF ANY OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


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                                    [FORM OF]


MINDEN BUILDING AND LOAN ASSOCIATION                             REVOCABLE PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MINDEN BUILDING AND LOAN ASSOCIATION ("ASSOCIATION") FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ___________, 2002 AND ANY ADJOURNMENT THEREOF.

        The undersigned being a member of Minden Building and Loan Association, hereby authorizes the Board of Directors of the Association or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members ("Special Meeting") of the Association to be held at _______________________________________________
________________________________, Minden, Louisiana, on ______________, 2002, at
_____ _.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

               (1) To vote FOR or AGAINST the Plan of Reorganization pursuant to which the Association would be converted from a Louisiana-chartered mutual building and loan association to a Louisiana-chartered stock building and loan association and will become a wholly owned subsidiary of Minden Bancorp, Inc. (the "Company"), which will become a majority-owned subsidiary of Minden Mutual Holding Company, a federally chartered mutual holding company, and the transactions provided for in such Plan of Reorganization.

                               FOR  / /    AGAINST   / /

               (2) To vote FOR or AGAINST a proposal to adjourn the Special Meeting if necessary to solicit additional proxies.

                               FOR  / /    AGAINST   / /

               (3) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

        THIS PROXY, IF EXECUTED, WILL BE VOTED FOR ADOPTION OF THE PLAN OF REORGANIZATION IF NO CHOICE IS MADE HEREIN. PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                   (Continued and to be signed on other side)


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                           (Continued from other side)


        ANY MEMBER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE ASSOCIATION EITHER A WRITTEN REVOCATION OF THE PROXY, OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

        The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of the Association called for the ___ day of ___________, 2002 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.



                            Date:
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                                                   Signature

                                  ----------------------------------------------
                                                   Signature

                                  Note: Please sign exactly as your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.